EXHIBIT 10.1
Form of Non-Qualified Stock Option Agreement

AGREEMENT FOR NON-QUALIFIED STOCK OPTION
under the
FIRST MAINER BANCORP
2004 LONG-TERM INCENTIVE PLAN

THIS AGREEMENT is made this ____________________, 200_, by and between First Mariner Bancorp, a Maryland corporation (the “Company”), and ___________________________ (the “Optionee”).

WHEREAS, the Board of Directors of the Company (the “Board”) considers it desirable and in the Company's interest that the Optionee be given an opportunity to purchase its shares of common stock, par value $.05 per share (“Shares”), pursuant to the terms and conditions of the Company's 2004 Long-Term Incentive Plan (the “Plan”), to provide an incentive for the Optionee and to promote the interests of the Company.

NOW, THEREFORE, it is agreed as follows:

1.  Grant of Option. The Company hereby grants to the Optionee an option to purchase from the Company ________________ Shares ("Option Shares") at the exercise price per Share set forth below. Subject to earlier expiration or termination of the option granted hereunder, this option shall expire on the 10th anniversary of the date hereof.

2.  Period of Exercise of Option. The Optionee shall be entitled to exercise the option granted under this Agreement to purchase Option Shares subject to the following vesting requirements:

Exercise Date	No. of Shares	Exercise Price Per Share

______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________

in each case, together with the number of Option Shares which the Optionee was theretofore entitled to purchase.

3.  Exercise Periods. In the event of termination of the Optionee’s employment, directorship or other service relationship with the Company for “Cause,” (as defined in the Plan), all unexercised options shall immediately terminate, will lapse and be forfeited. For a period of 90 days after the termination of employment, directorship or other relationship of the Optionee without "Cause", and for a period of one year after the death or disability of the Optionee (in each case, a "Terminating Event"), the Optionee or his personal representative, administrator or a person who acquired the right to exercise any such option by bequest, inheritance or death of the Optionee may exercise this option to the extent that this option was exercisable on the date of the Terminating Event and may purchase the number of Option Shares that the Optionee could have purchased as of the date the Terminating Event. In the event of termination of the Optionee’s employment or directorship due to retirement from the Company, the Optionee may exercise this option to the extent that this option was exercisable on the date of such retirement and may purchase the number of Option Shares that the Optionee could have purchased as of the date of retirement through the expiration date of this option. Notwithstanding the foregoing, this option may not be exercised subsequent to the date of its expiration.

4.  Method of Exercise. In order to exercise the Option Shares granted hereunder, the Optionee must give written notice to the Secretary of the Company at the Company's principal place of business, substantially in the form of Exhibit 1 hereto, accompanied by full payment of the exercise price for the Option Shares being purchased, in accordance with the terms and provisions of the Plan, and a written statement that the Option Shares are purchased for investment and not with a view toward distribution; however, this statement will not be required in the event the Option Shares are registered under the Securities Act of 1933, as amended.

5.  Manner of Payment. An Optionee may pay the exercise price for Option Shares purchased hereunder either (i) in cash or by check payable to the order of the Company; (ii) with Shares of the Company that (a) are owned by the Optionee, (b) have a Fair Market Value on the date of surrender equal to the aggregate exercise price for the Option Shares purchased, (c) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of exercise, (d) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances or any restrictions which would in any manner restrict the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to the Optionee), and (e) are duly endorsed for transfer to the Company; (iii) a cashless exercise program that the Compensation Committee of the Board (the “Committee”) may approve, from time to time; or (iv) any combination of the above. The Company shall have the right, and the Optionee may require the Company, to withhold and deduct from the number of Option Shares deliverable upon the exercise hereof a number of Option Shares having an aggregate Fair Market Value equal to the amount of taxes and other charges that the Company is obligated to withhold or deduct from amounts payable to the Optionee.

6.  Share Certificates. Certificates representing Shares issued pursuant to the Plan that have not been registered under the Securities Act of 1933 shall bear a legend to the following effect:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 and any state securities laws, and may not be assigned, transferred, pledged or otherwise disposed of without registration except upon presentation of evidence satisfactory to the Company that an exemption from registration is available."

7.  Limitation upon Transfer. This option may not be transferred by the Optionee other than by will and the laws of descent and distribution, may not be assigned, pledged or hypothecated, and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, this option may be transferred by instrument to an inter vivos or testamentary trust (or other entity) in which this option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to charitable institutions, or to the Optionee’s Immediate Family (as defined in the Plan). This option is exercisable only by the Optionee, a duly authorized legal representative if the Optionee is disabled, or a permitted transferee, during the Optionee’s lifetime, and only in the manner set forth herein. Upon any attempt to transfer any Option Share, or to assign, pledge, hypothecate or otherwise dispose of this option in violation of this provision, or upon the levy of any attachment or similar process upon this option or any rights hereunder, this option shall immediately lapse and become null and void.

8.  Lock-Up Agreement. Upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement evidencing the foregoing as may be requested by the underwriters at the time of the public offering.

9.  No Guarantee of Continued Service. The Optionee acknowledges and agrees that the vesting of Option Shares pursuant to the vesting schedule hereof is earned only by continuing as an employee, director or consultant of the Company. The Optionee further acknowledges and agrees that this Option Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment or other relationship with the Company for the vesting period, for any period, or at all.

10.  Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any Option Shares upon exercise of this Option that would cause the Company to violate any Applicable Law (as defined in the Plan) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Option Shares complies with the provisions described in the Section.

11.  Adjustment. Appropriate adjustment shall be made to the number of Option Shares which are subject to the option granted hereunder and the exercise price per Option Share to give effect to any stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company occurring after the date hereof. The decision of the Committee as to the amount and timing of any such adjustment shall be conclusive.

12.  Plan; Applicable Law. This Agreement is subject in all respects to the provisions of the Plan, a copy of which has been provided to the Optionee. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, excluding its provisions relating to conflicts of laws.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal, intending this to be a sealed instrument, as of the date first above written.

ATTEST:	FIRST MARINER BANCORP

______________________________	By:_____________________________(SEAL)

WITNESS:	OPTIONEE:

______________________________	________________________________(SEAL)
________________________________
Print Name

EXHIBIT 1

Date:_____________________

Corporate Secretary
FIRST MARINER BANCORP

To the Secretary:

I hereby exercise my option to purchase ______________ shares of common stock, par value $.05 per share (“Shares”), of First Mariner Bancorp (the “Company”) in accordance with the terms set forth in the Agreement for Non-Qualified Stock Option under the Company's 2004 Long-Term Incentive Plan.

In full payment for such exercise, please find enclosed

ÿ     Check in the amount of $_____________

ÿ     Shares having a Fair Market Value of $___________

ÿ     Other (specify):____________________________

I authorize the Company to withhold a number of Shares equal to any withholding obligation

ÿ  I direct the Company to withhold a number of Shares equal to any withholding obligation applicable to me.

If the Shares are not registered under the Securities Act of 1933, as amended, this will confirm my understanding with respect to the Shares to be issued to me by reason of my option exercise, as follows:

(a)    I represent that I am obtaining these shares for my own account and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Act”).

(b)    The Shares are being issued without registration under the Act and applicable state securities laws (the “State Acts”) in reliance by the Company upon exemptions therefrom. Such reliance is based in part on the above representation.

(c)    Because the Shares have not been registered under the Act or any State Acts, they must be held indefinitely until exemptions from the registration requirements of the Act and the State Acts are available or the Shares are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. The Company is not obligated to comply with the registration requirements of the Act or the State Acts or with the requirements for an exemption thereunder for my benefit.

(d)    I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

Very truly yours,
__________________________
__________________________
Print Name

__________________________
Address
__________________________
__________________________
Telephone #

__________________________
SSN #